EXHIBIT 99.1

CAMDEN PROPERTY TRUST ANNOUNCES
FIRST QUARTER 2012 OPERATING RESULTS
FFO PER DILUTED SHARE INCREASES 15%

Houston, TEXAS (April 26, 2012) – Camden Property Trust (NYSE: CPT) today announced operating results for the three months ended March 31, 2012.

Funds from Operations (“FFO”)
FFO for the first quarter of 2012 totaled $0.83 per diluted share or $68.6 million, as compared to $0.72 per diluted share or $54.1 million for the same period in 2011, an increase of 15% per diluted share.

FFO for the three months ended March 31, 2012 included a $2.1 million or $0.03 per diluted share charge related to the redemption of perpetual preferred operating partnership units.  FFO for the three months ended March 31, 2011 included a net gain of $3.3 million or $0.04 per diluted share impact related to other income of $4.3 million from the sale of an available-for-sale investment, partially offset by $1.0 million of income taxes associated with that gain, and a $2.1 million or $0.03 per diluted share impact for General & Administrative (“G&A”) costs related to a one-time bonus awarded to all non-executive employees.

Net Income Attributable to Common Shareholders (“EPS”)
The Company reported EPS of $88.8 million or $1.07 per diluted share for the first quarter of 2012, as compared to $7.3 million or $0.10 per diluted share for the same period in 2011.  EPS for the three months ended March 31, 2012 included: a $40.2 million or $0.49 per diluted share impact related to the gain on acquisition of the controlling interest in twelve joint ventures; a $32.5 million or $0.39 per diluted share impact related to the gain on sale of discontinued operations; and, a $2.1 million or $0.03 per diluted share charge related to the redemption of perpetual preferred operating partnership units.  EPS for the three months ended March 31, 2011 included a net $3.3 million or $0.05 per diluted share impact related to gain on sale of an available-for-sale investment; a $2.1 million or $0.03 per diluted share impact for G&A costs related to a one-time bonus awarded to all non-executive employees; and, a $1.1 million or $0.02 per diluted share impact from gain on the sale of three joint venture interests.

A reconciliation of net income attributable to common shareholders to FFO is included in the financial tables accompanying this press release.

Same Property Results
For the 47,724 apartment homes included in consolidated same property results, first quarter 2012 same property net operating income (“NOI”) increased 9.6% compared to the first quarter of 2011, with revenues increasing 6.8% and expenses increasing 2.4%.  On a sequential basis, first quarter 2012 same property NOI increased 0.8% compared to the fourth quarter of 2011, with revenues increasing 1.5% and expenses increasing 2.8% compared to the prior quarter.  Same property physical occupancy levels for the portfolio averaged 94.9% during the first quarter of 2012, compared to 94.5% in the fourth quarter of 2011 and 94.0% in the first quarter of 2011.

The Company defines same property communities as communities owned and stabilized as of January 1, 2011, excluding properties held for sale and communities under major redevelopment.  A reconciliation of net income attributable to common shareholders to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Acquisition Activity
On January 25, 2012, Camden purchased the remaining 80% ownership interest in twelve unconsolidated joint ventures for approximately $99.5 million, and assumed approximately $272.6 million in mortgage debt which was subsequently retired.  The Company now owns 100% of the interests in 4,034 apartment homes located in Dallas, Houston, Las Vegas, Phoenix, and Southern California, and consolidated those entities for financial reporting purposes as of the acquisition date.  The Company also acquired one multifamily community with 350 apartment homes located in Raleigh, NC for approximately $44.2 million through one of its Funds.

Disposition Activity
The Company disposed of three operating properties during the first quarter for a total of $55.6 million, resulting in a gain on sale of $32.5 million:  Camden Vista Valley, a 357-home community located in Mesa, AZ; Camden Landings, a 220-home apartment community located in Orlando, FL; and Camden Creek, a 456-home apartment community located in Houston, TX.

Development Activity
Construction was completed during the quarter at three wholly-owned communities:  Camden LaVina, a $55 million project with 420 apartment homes in Orlando, FL, which is currently 67% leased; Camden Summerfield II, a $25 million project with 187 apartment homes in Landover, MD, which is currently 72% leased; and Camden Royal Oaks II, a $12 million project with 104 apartment homes in Houston, TX, which began leasing during the quarter and is currently 21% leased.  Lease-up activity began during the first quarter at two communities which are currently under construction:  Camden Montague, a $23 million project with 192 apartment homes in Tampa, FL which is currently 53% leased; and Camden Westchase Park, a $52 million project with 348 apartment homes in Tampa, FL which is currently 16% leased.

Construction continued during the quarter on three wholly-owned development communities: Camden Town Square in Orlando, FL, a $66 million project with 438 apartment homes; Camden City Centre II in Houston, TX, a $36 million project with 268 apartment homes, and Camden NOMA in Washington DC, a $110 million project with 320 apartment homes.  Construction also continued during the quarter on two joint venture communities: Camden Amber Oaks II in Austin, TX, a $25 million project with 244 apartment homes, which is currently 8% leased, and Camden South Capitol in Washington, DC, an $88 million project with 276 apartment homes.

Equity Issuances/Redemption
During the first quarter, Camden completed a public offering of 6,612,500 common shares for net proceeds of approximately $391.6 million.  The Company also issued 704,245 common shares through its ATM program at an average price of $63.89 per share, for total net consideration of approximately $44.3 million.

The Company also redeemed its 7.0% Series B Cumulative Redeemable Perpetual Preferred Units from existing holders for an aggregate of $100 million (plus an amount equal to accrued but unpaid distributions as of the redemption date), resulting in a charge to earnings of $2.1 million.

Subsequent to quarter-end, Camden issued 430,078 common shares through its ATM program at an average price of $65.23 per share, for total net consideration of approximately $27.6 million.

Earnings Guidance
Camden updated its earnings guidance for 2012 based on its current and expected views of the apartment market and general economic conditions.  Full-year 2012 FFO is expected to be $3.35 to $3.55 per diluted share, and full-year 2012 EPS is expected to be $1.85 to $2.05 per diluted share.  Second quarter 2012 earnings guidance is $0.85 to $0.89 per diluted share for FFO and $0.26 to $0.30 per diluted share for EPS.  Guidance for EPS excludes potential future gains on real estate transactions.  Camden intends to update its earnings guidance to the market on a quarterly basis.

The Company’s 2012 earnings guidance is based on projections of same-property revenue growth between 4.75% and 6.25%, expense growth between 2.5% and 3.5%, and NOI growth between 6.0% and 8.0%.  Additional information on the Company’s 2012 financial outlook and a reconciliation of expected net income attributable to common shareholders to expected FFO are included in the financial tables accompanying this press release.

Conference Call
The Company will hold a conference call on Friday, April 27, 2012 at 11:00 a.m. Central Time to review its first quarter 2012 results and discuss its outlook for future performance.  To participate in the call, please dial (866) 843-0890 (Domestic) or (412) 317-9250 (International) by 10:50 a.m. Central Time and enter passcode: 5402762, or join the live webcast of the conference call by accessing the Investor Relations section of the Company’s website at camdenliving.com.  Supplemental financial information is available in the Investor Relations section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (800) 922-6336.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law.  These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management.  Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 197 properties containing 67,025 apartment homes across the United States.  Upon completion of 7 properties under development, the Company's portfolio will increase to 69,111 apartment homes in 204 properties. Camden was recently named by FORTUNE® Magazine for the fifth consecutive year as one of the “100 Best Companies to Work For” in America, placing 7th on the list.

For additional information, please contact Camden’s Investor Relations Department at (800) 922-6336 or (713) 354-2787 or access our website at www.camdenliving.com.

CAMDEN	OPERATING RESULTS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
OPERATING DATA	2012	2011
Property revenues
Rental revenues	$153,719	$135,835
Other property revenues	24,932	21,767
Total property revenues	178,651	157,602

Property expenses
Property operating and maintenance	49,219	44,806
Real estate taxes	18,371	17,344
Total property expenses	67,590	62,150

Non-property income
Fee and asset management	2,923	1,838
Interest and other income (loss)	(688)	4,771
Income on deferred compensation plans	7,786	5,954
Total non-property income	10,021	12,563

Other expenses
Property management	5,284	5,319
Fee and asset management	1,743	1,220
General and administrative	8,679	9,788
Interest	26,683	29,737
Depreciation and amortization	50,118	45,851
Amortization of deferred financing costs	912	1,527
Expense on deferred compensation plans	7,786	5,954
Total other expenses	101,205	99,396

Gain on sale of unconsolidated joint venture interests	-	1,136
Gain on acquisition of controlling interests in joint ventures	40,191	-
Equity in income of joint ventures	366	374
Income from continuing operations before income taxes	60,434	10,129
Income tax expense - current	(224)	(1,320)
Income from continuing operations	60,210	8,809
Income from discontinued operations	353	792
Gain on sale of discontinued operations, net of tax	32,541	-
Net income	93,104	9,601
Less income allocated to noncontrolling interests from continuing operations	(825)	(556)
Less income, including gain on sale, allocated to noncontrolling interests from discontinued operations	(670)	(9)
Less income allocated to perpetual preferred units	(776)	(1,750)
Less write off of original issuance costs of redeemed perpetual preferred units	(2,075)	-
Net income attributable to common shareholders	$88,758	$7,286

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$93,104	$9,601
Other comprehensive income
Unrealized loss on cash flow hedging activities	-	(503)
Reclassification of net losses on cash flow hedging activities	-	5,766
Reclassification of gain on available-for-sale investment to earnings, net of tax	-	(3,309)
Reclassification of prior service cost on post retirement obligations	8	-
Comprehensive income	93,112	11,555
Less income allocated to noncontrolling interests from continuing operations	(825)	(556)
Less income, including gain on sale, allocated to noncontrolling interests from discontinued operations	(670)	(9)
Less income allocated to perpetual preferred units	(776)	(1,750)
Less write off of original issuance costs of redeemed perpetual preferred units	(2,075)	-
Comprehensive income attributable to common shareholders	$88,766	$9,240

PER SHARE DATA
Net income attributable to common shareholders - basic	$1.10	$0.10
Net income attributable to common shareholders - diluted	1.07	0.10
Income from continuing operations attributable to common shareholders - basic	0.70	0.09
Income from continuing operations attributable to common shareholders - diluted	0.68	0.09

Weighted average number of common and
common equivalent shares outstanding:
Basic	79,885	71,906
Diluted	82,855	72,783

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)	Three Months Ended
	March 31,
FUNDS FROM OPERATIONS	2012	2011

Net income attributable to common shareholders	$88,758	$7,286
Real estate depreciation from continuing operations	49,009	44,603
Real estate depreciation and amortization from discontinued operations	186	971
Adjustments for unconsolidated joint ventures	2,275	2,006
(Gain) on sale of unconsolidated joint venture interests	-	(1,136)
Income allocated to noncontrolling interests	1,093	383
(Gain) on acquisition of controlling interests in joint ventures	(40,191)	-
(Gain) on sale of discontinued operations, net of tax	(32,541)	-
Funds from operations - diluted	$68,589	$54,113

PER SHARE DATA
Funds from operations - diluted	$0.83	$0.72
Cash distributions	0.56	0.49

Weighted average number of common and
common equivalent shares outstanding:
FFO - diluted	82,855	75,021

PROPERTY DATA
Total operating properties (end of period) (a)	197	187
Total operating apartment homes in operating properties (end of period) (a)	67,025	63,798
Total operating apartment homes (weighted average)	52,957	50,881
Total operating apartment homes - excluding discontinued operations (weighted average)	52,376	49,060

(a) Includes joint ventures.

Note:  Please refer to the following pages for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
	(In thousands)

(Unaudited)	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
	2012	2011	2011	2011	2011
ASSETS
Real estate assets, at cost
Land	$868,964	$768,016	$766,302	$760,397	$760,397
Buildings and improvements	5,068,560	4,751,654	4,758,397	4,711,552	4,690,741
	5,937,524	5,519,670	5,524,699	5,471,949	5,451,138
Accumulated depreciation	(1,458,451)	(1,432,799)	(1,421,867)	(1,378,630)	(1,335,831)
Net operating real estate assets	4,479,073	4,086,871	4,102,832	4,093,319	4,115,307
Properties under development, including land	301,282	299,870	274,201	237,549	220,641
Investments in joint ventures	49,436	44,844	37,033	39,398	21,196
Properties held for sale	-	11,131	-	-	-
Total real estate assets	4,829,791	4,442,716	4,414,066	4,370,266	4,357,144
Accounts receivable - affiliates	29,742	31,035	31,395	30,401	29,973
Other assets, net (a)	89,706	88,089	87,657	90,346	92,051
Cash and cash equivalents	49,702	55,159	56,099	63,148	98,771
Restricted cash	5,074	5,076	5,357	4,898	5,354
Total assets	$5,004,015	$4,622,075	$4,594,574	$4,559,059	$4,583,293

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$1,380,952	$1,380,755	$1,380,560	$1,380,368	$1,419,681
Secured	1,050,154	1,051,357	1,052,544	1,053,699	1,054,839
Accounts payable and accrued expenses	105,370	93,747	97,613	78,460	81,972
Accrued real estate taxes	17,991	21,883	37,721	27,424	16,585
Distributions payable	47,594	39,364	39,319	38,966	38,662
Other liabilities (b)	90,423	109,276	111,043	123,829	134,608
Total liabilities	2,692,484	2,696,382	2,718,800	2,702,746	2,746,347

Commitments and contingencies

Perpetual preferred units	-	97,925	97,925	97,925	97,925

Equity
Common shares of beneficial interest	919	845	839	834	827
Additional paid-in capital	3,327,961	2,901,024	2,861,139	2,823,690	2,783,621
Distributions in excess of net income attributable to common shareholders	(648,074)	(690,466)	(700,897)	(676,367)	(623,740)
Treasury shares, at cost	(437,215)	(452,003)	(452,244)	(459,134)	(460,467)
Accumulated other comprehensive income (loss) (c)	(675)	(683)	201	93	(31,504)
Total common equity	2,242,916	1,758,717	1,709,038	1,689,116	1,668,737
Noncontrolling interests	68,615	69,051	68,811	69,272	70,284
Total equity	2,311,531	1,827,768	1,777,849	1,758,388	1,739,021
Total liabilities and equity	$5,004,015	$4,622,075	$4,594,574	$4,559,059	$4,583,293

(a) Includes:
net deferred charges of:	$15,267	$16,102	$16,868	$14,484	$12,677

(b) Includes:
deferred revenues of:	$2,337	$2,140	$2,213	$2,181	$2,254
distributions in excess of investments in joint ventures of:	$16,298	$30,596	$31,799	$31,040	$33,442
fair value adjustment of derivative instruments:	$11,574	$16,486	$22,192	$27,977	$31,655

(c) Represents the fair value adjustment of derivative instruments and amortization of prior service costs on post retirement obligations.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance.  Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable.  The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO
The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income attributable to common shares computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Camden’s definition of diluted FFO also assumes conversion of all dilutive convertible securities, including minority interests, which are convertible into common equity.  The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of operating properties and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies.  A reconciliation of net income attributable to common shareholders to FFO is provided below:

	Three Months Ended
	March 31,
	2012	2011
Net income attributable to common shareholders	$88,758	$7,286
Real estate depreciation from continuing operations	49,009	44,603
Real estate depreciation and amortization from discontinued operations	186	971
Adjustments for unconsolidated joint ventures	2,275	2,006
(Gain) on sale of unconsolidated joint venture interests	-	(1,136)
Income allocated to noncontrolling interests	1,093	383
(Gain) on acquisition of controlling interests in joint ventures	(40,191)	-
(Gain) on sale of discontinued operations, net of tax	(32,541)	-
Funds from operations - diluted	$68,589	$54,113

Weighted average number of common and
common equivalent shares outstanding:
EPS diluted	82,855	72,783
FFO diluted	82,855	75,021

Net income attributable to common shareholders - diluted	$1.07	$0.10
FFO per common share - diluted	$0.83	$0.72

Expected FFO
Expected FFO is calculated in a method consistent with historical FFO, and is considered an appropriate supplemental measure of expected operating performance when compared to expected net income attributable to common shareholders (EPS).  A reconciliation of the ranges provided for expected net income attributable to common shareholders per diluted share to expected FFO per diluted share is provided below:

	2Q12 Range		2012 Range
	Low	High	Low	High

Expected net income attributable to common shareholders per share - diluted	$0.26	$0.30	$1.85	$2.05
Expected real estate depreciation from continuing operations	0.55	0.55	2.24	2.24
Expected real estate depreciation and amortization from discontinued operations	0.00	0.00	0.00	0.00
Expected adjustments for unconsolidated joint ventures	0.03	0.03	0.10	0.10
Expected income allocated to noncontrolling interests	0.01	0.01	0.04	0.04
Realized (gain) on acquistion of controlling interests in joint ventures	0.00	0.00	(0.49)	(0.49)
Realized (gain) on sale of discontinued operations, net of tax	0.00	0.00	(0.39)	(0.39)
Expected FFO per share - diluted	$0.85	$0.89	$3.35	$3.55

Note:  This table contains forward-looking statements.  Please see the paragraph regarding forward-looking statements earlier in this document.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)
NOI is defined by the Company as total property income less property operating and maintenance expenses less real estate taxes.  The Company considers
NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs.
A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three Months Ended
	March 31,
	2012	2011
Net income attributable to common shareholders	$88,758	$7,286
Less: Fee and asset management income	(2,923)	(1,838)
Less: Interest and other (income) loss	688	(4,771)
Less: Income on deferred compensation plans	(7,786)	(5,954)
Plus: Property management expense	5,284	5,319
Plus: Fee and asset management expense	1,743	1,220
Plus: General and administrative expense	8,679	9,788
Plus: Interest expense	26,683	29,737
Plus: Depreciation and amortization	50,118	45,851
Plus: Amortization of deferred financing costs	912	1,527
Plus: Expense on deferred compensation plans	7,786	5,954
Less: Gain on sale of unconsolidated joint venture interests	-	(1,136)
Less: Gain on acquisition of controlling interests in joint ventures	(40,191)	-
Less: Equity in income of joint ventures	(366)	(374)
Plus: Income allocated to perpetual preferred units	776	1,750
Plus: Write off of original issuance costs of redeemed perpetual preferred units	2,075	-
Plus: Income, including gain on sale, allocated to noncontrolling interests from discontinued operations	670	9
Plus: Income allocated to noncontrolling interests from continuing operations	825	556
Plus: Income tax expense - current	224	1,320
Less: Income from discontinued operations	(353)	(792)
Less: Gain on sale of discontinued operations, net of tax	(32,541)	-
Net Operating Income (NOI)	$111,061	$95,452

"Same Property" Communities	$101,105	$92,256
Non-"Same Property" Communities	8,449	3,076
Development and Lease-Up Communities	680	-
Other	827	120
Net Operating Income (NOI)	$111,061	$95,452

EBITDA
EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of discontinued operations, net of tax, and income (loss) allocated to noncontrolling interests.
The Company considers EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions.
A reconciliation of net income attributable to common shareholders to EBITDA is provided below:

	Three Months Ended
	March 31,
	2012	2011
Net income attributable to common shareholders	$88,758	$7,286
Plus: Interest expense	26,683	29,737
Plus: Amortization of deferred financing costs	912	1,527
Plus: Depreciation and amortization	50,118	45,851
Plus: Income allocated to perpetual preferred units	776	1,750
Plus: Write off of original issuance costs on redeemed perpetual preferred units	2,075	-
Plus: Income, including gain on sale, allocated to noncontrolling interests from discontinued operations	670	9
Plus: Income allocated to noncontrolling interests from continuing operations	825	556
Plus: Income tax expense - current	224	1,320
Plus: Real estate depreciation and amortization from discontinued operations	186	971
Less: Gain on sale of unconsolidated joint venture interests	-	(1,136)
Less: Gain on acquisition of controlling interests in joint ventures	(40,191)	-
Less: Equity in income of joint ventures	(366)	(374)
Less: Gain on sale of discontinued operations, net of tax	(32,541)	-
EBITDA	$98,129	$87,497